UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 11-K

/X/ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                    For the fiscal year ended March 31, 2000

/ / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                  For the transition period from        to

                    Commission file number


A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                       Restatement Effective April 1, 1989

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                          COLUMBUS McKINNON CORPORATION
                         140 John James Audubon Parkway
                             Amherst, NY 14228-1197

                       Financial Statements and Schedules

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                       Years ended March 31, 2000 and 1999
                       with Report of Independent Auditors

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                       Financial Statements and Schedules

                       Years ended March 31, 2000 and 1999

                                    CONTENTS

Report of Independent Auditors ..............................................1

Financial Statements

Statements of Net Assets Available for Benefits..............................2
Statements of Changes in Net Assets Available for Benefits...................3
Notes to Financial Statements................................................4

Schedules

Schedule H, Line 4(i) - Schedule of Assets Held for Investment Purposes
   at End of Year...........................................................10
Schedule H, Line 4(j) - Schedule of Reportable Transactions.................11

                         Report of Independent Auditors

The Pension Committee
Columbus McKinnon Corporation
 Employee Stock Ownership Plan

We have audited the accompanying statements of net assets available for benefits of the Columbus McKinnon Corporation Employee Stock Ownership Plan as of March 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the ESOP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Columbus McKinnon Corporation Employee Stock Ownership Plan at March 31, 2000 and 1999, and the changes in its net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of March 31, 2000, and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                     /s/ ENRST & YOUNG LLP


Buffalo, New York
June 9, 2000


                                                               Columbus McKinnon Corporation
                                                               Employee Stock Ownership Plan

                                                      Statements of Net Assets Available for Benefits



                                                                                 MARCH 31
                                                           2000                            1999
                                       ---------------------------------------------------------------------------------------------
                                         ALLOCATED      UNALLOCATED        TOTAL         ALLOCATED      UNALLOCATED        TOTAL

ASSETS

Investment in sponsor company
 common stock, at fair value ......     $11,675,409     $ 7,961,087     $19,636,496     $17,844,495     $14,256,148     $32,100,643
Investment in stable asset fund,
  at fair value ...................         110,966               -         110,966         100,166               -         100,166
Receivables:
 Employer contributions ...........               -          10,573          10,573               -          29,975          29,975
 Interest .........................           2,631               -           2,631           2,137               -           2,137
Cash ..............................           4,544               -           4,544           4,544               -           4,544
                                        --------------------------------------------------------------------------------------------
Total assets ......................     $11,793,550     $ 7,971,660     $19,765,210     $17,951,342     $14,286,123     $32,237,465
                                        --------------------------------------------------------------------------------------------


LIABILITIES

Interest payable ..................               -          10,573          10,573               -          29,975          29,975
Loans payable .....................               -       9,516,651       9,516,651               -      10,523,255      10,523,255
                                        --------------------------------------------------------------------------------------------
Total liabilities .................               -       9,527,224       9,527,224               -      10,553,230      10,553,230
                                        --------------------------------------------------------------------------------------------
Net assets available (deficit)
 for plan benefits ................     $11,793,550     $(1,555,564)    $10,237,986     $17,951,342     $ 3,732,893     $21,684,235
                                        ============================================================================================


See accompanying notes.


                                                                        Columbus McKinnon Corporation
                                                                        Employee Stock Ownership Plan

                                                         Statements of Changes in Net Assets Available for Benefits


                                                                                 MARCH 31
                                                           2000                                            1999
                                        --------------------------------------------------------------------------------------------
                                        ALLOCATED       UNALLOCATED        TOTAL         ALLOCATED      UNALLOCATED        TOTAL

Investment (loss) income:
 Net unrealized depreciation
  in fair market value
  of investments ..................     $(4,493,413)    $(6,086,506)   $(10,579,919)    $(4,397,730)    $(2,163,162)    $(6,560,892)
 Dividends ........................         229,970         206,049         436,019         226,694         128,814         355,508
 Interest .........................           4,346               -           4,346           3,219               -           3,219
Employer contributions ............               -       1,444,861       1,444,861               -       1,186,271       1,186,271
                                        --------------------------------------------------------------------------------------------
Total investment loss .............      (4,259,097)     (4,435,596)     (8,694,693)     (4,167,817)       (848,077)     (5,015,894)
                                        --------------------------------------------------------------------------------------------
Interest expense ..................               -         852,861         852,861               -         594,271         594,271
Distributions to participants .....       1,825,572               -       1,825,572       1,383,517               -       1,383,517
Transfer to other qualified plan ..          65,958               -          65,958         101,600               -         101,600
Administrative expense ............           7,165               -           7,165           5,273               -           5,273
                                        --------------------------------------------------------------------------------------------
Total deductions ..................       1,898,695         852,861       2,751,556       1,490,390         594,271       2,084,661
                                        --------------------------------------------------------------------------------------------
Net decrease ......................      (6,157,792)     (5,288,457)    (11,446,249)     (5,658,207)     (1,442,348)     (7,100,555)
                                        --------------------------------------------------------------------------------------------
Net assets (deficit) available
 for benefits:
Beginning of year .................      17,951,342       3,732,893      21,684,235      23,609,549       5,175,241      28,784,790
                                        --------------------------------------------------------------------------------------------

End of year .......................     $11,793,550     $(1,555,564)   $ 10,237,986     $17,951,342     $ 3,732,893     $21,684,235
                                        ============================================================================================



See accompanying notes.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                          Notes to Financial Statements

                             March 31, 2000 and 1999


1. DESCRIPTION OF THE PLAN

The Columbus  McKinnon  Corporation  Employee Stock  Ownership Plan (ESOP or the
Plan), is a defined contribution employee stock ownership plan and a stock bonus plan within the meanings of the applicable sections of the Internal Revenue Code of 1986, as amended. It is also an eligible individual account plan as defined in the applicable section of the Employee Retirement Income Security Act of 1974 (ERISA). Refer to the Plan Document or the Summary Plan Description for a complete description of the ESOP's provisions.

The Plan was amended effective April 1, 1998, to extend coverage to all domestic non-union employees of Columbus McKinnon Corporation (the Company/CMC), and all domestic non-union employees of Yale Industrial Products, Inc., a subsidiary of the Company. The Plan was also amended to extend coverage to all domestic non-union employees of Automatic Systems, Inc., a subsidiary of the Company, effective April 1, 1999; Abell-Howe Crane, Inc., a subsidiary of the Company, effective September 1, 1999; Washington Equipment Company, a subsidiary of the Company, effective January 1, 2000; and Gaffey, Inc. and Handling Systems and Conveyors, Inc., subsidiaries of GL International, which in turn is a subsidiary of the Company, effective January 1, 2000.

In accordance with the Plan document, employees who have attained 55 years of age and ten years of participation in the Plan have the option to diversify the investments in their stock accounts by selling a specified percentage of their shares at the current market value and transferring the sale proceeds to another defined contribution plan maintained by the Company. In 2000, $65,958 has been transferred to the Company's Thrift 401(k) plan ($101,600 in 1999).

A summary of the ESOP's provisions is as follows:

PARTICIPATION

Substantially all of the Company's domestic non-union employees are eligible to participate in the ESOP.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

ELIGIBILITY

Eligible employees must have attained age 21 and completed one year of service (minimum of 1,000 hours) to be a participant.

CONTRIBUTIONS

The Company contributes to the ESOP on the allocation date (March 31) for each participant (a) who is actively employed as an employee on December 31 and who has earned at least 1,000 hours of service as an employee in the calendar year ending December 31, or (b) who terminates employment on or after January 1 during a plan year after attaining age 55 and completing at least five years of eligibility service, or (c) who dies on or after January 1 during a plan year, after attaining age 60 and completing at least five years of eligibility service. Contributions shall be made in cash or in shares of stock as determined by the Company, and need not be made out of current or accumulated earnings and profits.

VESTING

A participant's account balance shall become fully vested and non-forfeitable on the date the participant completes five years of vesting service (excluding any service rendered prior to the calendar year in which the participant attained age 18), or if sooner, on the date the participant attains normal retirement age while in the employ of the Company or any affiliated company.

DISTRIBUTIONS

Upon a vested participant's termination, the value of his/her account will be distributed if the value of the account is less than $5,000 or, at the participant's option, either immediately or at any valuation date until retirement, as provided in the ESOP. A retiree may elect to defer distribution up to 70 1/2 years of age. Valuation dates for distributions are September 30 or March 31.

During 2000, $1,825,572 or 95,108 shares, were distributed to vested participants in the form of stock certificates ($1,383,517, or 58,739 shares, distributed in 1999). This resulted in the sale of 37 shares held by the ESOP back to the Company for $688 in 2000 as a result of fractional shares (27 shares for $637 in 1999). As of March 31, 2000, $238,763 ($1,249,077 as of March 31,
1999) is included in the ESOP assets for terminated participants who have requested distributions.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


1. DESCRIPTION OF THE PLAN (CONTINUED)

Forfeiture of a non-vested interest shall occur in the fifth consecutive calendar year following a break in service. The forfeited accounts will be allocated among the accounts of active participants. At March 31, 2000, the ESOP assets include $169,782 ($218,335 at March 31, 1999) of undistributed forfeited accounts.

ALLOCATION TO PARTICIPANT ACCOUNTS

As of each valuation date (March 31), each participant account is appropriately adjusted to reflect any contributions or stock to be allocated as of such date, the income of the trust fund during the period and the increase or decrease in the fair market value of the trust fund during the period. The allocation is based on the fraction, the numerator of which is the participant's annual earnings for the preceding calendar year and the denominator of which is the aggregate annual earnings for such calendar year of all participants entitled to an allocation.

DIVIDENDS

Dividends paid on stock allocated to a participant's stock account will be allocated to the participant's nonstock account. The pension committee may direct that such dividends shall be either (a) paid directly to the participant, former participant, or beneficiary within 90 days after the close of the plan year in which such dividend was paid, or (b) applied as payment on the exempt loans. Dividends paid on unallocated stock held by the trustee and acquired with the proceeds of an exempt loan shall be held by the trustee until the end of the plan year in which it was paid, and then, along with any interest or earnings, be applied as payment on the exempt loans which shall trigger a release of stock from the suspense account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATION

Prior year amounts have been reclassified to conform with current year presentation.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


3. PLAN TERMINATION

The Company intends to continue the ESOP indefinitely, but reserves the right to terminate the Plan at any time. If the ESOP is terminated, each participant shall be fully and nonforfeitably vested in his interest in the ESOP trust fund.

4. INVESTMENTS

At March 31, 2000 and 1999, the assets of the ESOP Plan consist of CMC common stock and a stable asset fund with Fleet Bank. The ESOP's investment in CMC common stock is reported at fair market value as of March 31, 2000 and 1999 based on quoted market prices. The investment in the stable asset fund is also reported at fair market value as determined by open trading.

5. LOANS PAYABLE AND SHARE RELEASE

On October 27, 1994, the ESOP obtained $6,000,000 of new debt ($2,000,000 from Marine Midland Bank and $4,000,000 from Fleet Bank). The Fleet loan is payable in quarterly installments of $103,000 through January 2002, and $770,627 in April 2002, plus interest at a Eurodollar rate based upon LIBOR plus a spread determined by the Company's leverage ratio (8.18% and 6.62% at March 31, 2000 and 1999, respectively). The Marine loan is payable in quarterly installments of $45,000 through January 2002, and $328,257 in April 2002, plus interest at a Eurodollar rate based upon LIBOR plus a spread determined by the Company's leverage ratio (8.18% and 6.62% at March 31, 2000 and 1999, respectively).

On October 13, 1998, the ESOP obtained $7,682,281 of new debt from the Company. The CMC loan is payable in quarterly installments of interest only through April 2002, and thereafter quarterly installments of $150,000 through July 2014, and $298,371 in October 2014, plus interest at the prime rate (9.0% and 7.75% at March 31, 2000 and 1999, respectively).

In October 1994 and October 1998, the ESOP purchased 609,144 and 479,900 shares, respectively, of common stock of the Company with the debt proceeds, which were recorded by the trustee in the suspense account. Such stock ceases to be collateral and is released from the suspense account as the loans are repaid. In each year prior to full payment of the loans, the number of shares of stock released will equal the number of shares of stock held as collateral immediately before the release for such plan year multiplied by the release fraction.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


5. LOANS PAYABLE AND SHARE RELEASE (CONTINUED)

The loans, which are guaranteed by the Company, are collateralized by an equivalent number of shares of common stock recorded by the trustees in a suspense account.

Maturities of loans payable are as follows:

         2001                                             $    592,000
         2002                                                  592,000
         2003                                                1,273,576
         2004                                                  600,000
         2005                                                  600,000

The numerator of the release fraction is the amount of principal and interest payments made toward the loan during the plan year and the denominator is the sum of the numerator plus the principal and interest payments to be made on the loan in the future, using the interest rate applicable at the end of the plan year. Shares of stock released from the suspense account for a plan year shall be held in the trust on an unallocated basis until allocated by the pension committee as of the last day of that plan year. That allocation shall be consistent with the method for allocating contributions to participants' accounts, which is based on a fraction of each participant's annual earnings during the preceding calendar year to the total earnings of those participants during such calendar year. The allocation of shares released resulting from dividends on participants' allocated shares, however, was based upon the fraction of each participant's allocated shares to the total number of allocated shares.

As of March 31, 2000, 606,559 shares were held as collateral for the loan (708,382 shares held as of March 31, 1999); 101,821 shares were released from the suspense account in 2000 (96,610 shares released in 1999). These shares were allocated to participant accounts as of March 31, 2000.

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan

                    Notes to Financial Statements (continued)


6. TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated July 28, 1997, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan was amended subsequent to the IRS determination letter. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

                                    Schedules

                          Columbus McKinnon Corporation
                          Employee Stock Ownership Plan
                                 EIN: 16-0547600
                                  Plan No. 016

               Schedule H, Line 4(i) - Schedule of Assets Held for
                       Investment Purposes at End of Year

                                 March 31, 2000


IDENTITY OF ISSUE    DESCRIPTION OF INVESTMENT        COST         CURRENT VALUE
-----------------    -------------------------    ------------     -------------

Columbus McKinnon    Employer Common Stock,
   Corporation*        1,496,114 shares           $ 15,875,055      $ 19,636,496

Fleet Investment     Stable Asset Fund                 110,966           110,966
   Services*           10,164 shares



* Parties-in-interest


                                    Columbus McKinnon Corporation
                                    Employee Stock Ownership Plan
                                           EIN: 16-0547600
                                            Plan No. 016

                     Schedule H, Line 4(j) - Schedule of Reportable Transactions

                                  For the year ended March 31, 2000




                                                                                                     Current Value
   Identity of                Description              Purchase         Selling          Cost         of Asset on           Net
  Party Involved               of Assets                 Price           Price         of Asset     Transaction Date     Gain (Loss)
------------------------------------------------------------------------------------------------------------------------------------

CATEGORY (III) - SERIES OF TRANSACTIONS IN EXCESS OF 5% OF PLAN ASSETS
----------------------------------------------------------------------

Fleet National Bank*       Money Market               $  795,366       $       -      $  795,366     $  795,366            $     N/A
                             Deposit Account                   -         795,366         795,366        795,366                    -

Fleet National Bank*       Stable Asset Fund             452,778               -         452,778        452,778                  N/A
                                                               -         788,148         788,148        788,148                    -


There were no category (i), (ii) or (iv) transactions during the year.

*Parties-in-interest

                                   SIGNATURES

          The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COLUMBUS McKINNON CORPORATION
                                  EMPLOYEE STOCK OWNERSHIP PLAN
                                  RESTATEMENT EFFECTIVE APRIL 1, 1989




                                  By: /s/ Timothy R. Harvey
                                      ----------------------------------
                                      Timothy R. Harvey, Trustee


                                      /s/ Karen L. Howard
                                      ----------------------------------
                                      Karen L. Howard, Trustee


                                      /s/ Robert L. Montgomery, Jr.
                                      ----------------------------------
                                      Robert L. Montgomery, Jr., Trustee


                                      /s/ Neal E. Wixson
                                      ----------------------------------
                                      Neal E. Wixson, Trustee

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (a) the Registration Statement (Form S-8 No. 333-3212) pertaining to the Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon Corporation Non-Qualified Stock Option Plan, the Columbus McKinnon Corporation Restricted Stock Plan and the Columbus McKinnon Corporation Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation and (b) the Registration Statement (Form S-8 No. 333-81719) pertaining to the Options assumed by Columbus McKinnon Corporation originally granted under the G.L. International Inc. 1997 Stock Option Plan and the Larco Industrial Services Ltd. 1997 Stock Option Plan of our report dated June 9, 2000, with respect to the financial statements and schedules of the Columbus McKinnon Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended March 31, 2000.

                                                         /s/ Ernst & Young LLP



Buffalo, New York
June 29, 2000